Exhibit 99.1

CVR Partners Reports First Quarter 2023 Results
and Announces a Cash Distribution of $10.43

SUGAR LAND, Texas (May 1, 2023) – CVR Partners, LP (“CVR Partners” or the “Partnership”) (NYSE: UAN), a manufacturer of ammonia and urea ammonium nitrate (“UAN”) solution fertilizer products, today announced net income of $102 million, or $9.64 per common unit, on net sales of $226 million for the first quarter of 2023, compared to net income of $94 million, or $8.78 per common unit, on net sales of $223 million for the first quarter of 2022. EBITDA was $124 million for the first quarter of 2023, compared to EBITDA of $123 million for the first quarter of 2022.

“CVR Partners achieved solid results for the 2023 first quarter led by record production, including a combined ammonia utilization rate of 105 percent, offset somewhat by lower fertilizer pricing during the quarter,” said Mark Pytosh, Chief Executive Officer of CVR Partners’ general partner. “The maintenance work that was completed during last year’s turnarounds has improved reliability at both nitrogen fertilizer facilities and we plan to continue to invest in additional reliability projects during the next two to three years.

“The spring pre-planting season is off to a robust start and the U.S. Department of Agriculture estimates that planted corn acres will increase approximately 4 percent this spring compared to a year ago, driving strong demand for nitrogen fertilizer,” Pytosh said. “Our focus for the remainder of the year is on safe, reliable operations while maximizing our free cash generation.”

Consolidated Operations

For the first quarter of 2023, CVR Partners’ average realized gate prices for UAN showed a reduction over the prior year, down 8 percent to $457 per ton, and ammonia was down 16 percent over the prior year to $888 per ton. Average realized gate prices for UAN and ammonia were $496 and $1,055 per ton, respectively, for the first quarter of 2022.

CVR Partners’ fertilizer facilities produced a combined 224,000 tons of ammonia during the first quarter of 2023, of which 62,000 net tons were available for sale while the rest was upgraded to other fertilizer products, including 366,000 tons of UAN. In the first quarter of 2022, the fertilizer facilities produced 187,000 tons of ammonia, of which 52,000 net tons were available for sale while the remainder was upgraded to other fertilizer products, including 317,000 tons of UAN. These increases were due to operating reliability after completing the planned turnarounds at both fertilizer facilities during the third quarter of 2022.

In January 2023, CVR Partners and one of its subsidiaries entered into a series of agreements to allow the Partnership to monetize certain tax credits available to joint ventures under Section 45Q of the Internal Revenue Code of 1986, as amended, expected to be generated from January 6, 2023, until March 31, 2030 (the “45Q Transaction”). In connection with these agreements, the Partnership received an initial distribution, net of expenses, of approximately $18.1 million and could receive up to an additional $60 million in payments through March 31, 2030, if certain carbon oxide capture and sequestration milestones are met, subject to the terms of the applicable agreements. Among other items, the 45Q Transaction resulted in the creation of CVR-CapturePoint Parent LLC, a joint venture in which the Partnership indirectly holds a 50 percent interest.

Distributions

CVR Partners also announced that on May 1, 2023, the Board of Directors of the Partnership’s general partner (the “Board”) declared a first quarter 2023 cash distribution of $10.43 per common unit, which will be paid on May 22, 2023, to common unitholders of record as of May 15, 2023.

CVR Partners is a variable distribution master limited partnership. As a result, its distributions, if any, will vary from quarter to quarter due to several factors, including, but not limited to, its operating performance, fluctuations in the prices received for its finished products, maintenance capital expenditures, use of cash and cash reserves deemed necessary or appropriate by the Board.

First Quarter 2023 Earnings Conference Call

CVR Partners previously announced that it will host its first quarter 2023 Earnings Conference Call on Tuesday, May 2, at 11 a.m. Eastern. The Earnings Conference Call may also include discussion of the Partnership’s developments, forward-looking information and other material information about business and financial matters.

The first quarter 2023 Earnings Conference Call will be webcast live and can be accessed on the Investor Relations section of CVR Partners’ website at www.CVRPartners.com. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8029. The webcast will be archived and available for 14 days at https://edge.media-server.com/mmc/p/8nwfybak. A repeat of the call also can be accessed for 14 days by dialing (877) 660-6853, conference ID 13737893.

Qualified Notice
This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of CVR Partners’ distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, CVR Partners’ distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Forward-Looking Statements
This news release contains forward-looking statements. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: production levels; utilization rates; nitrogen fertilizer pricing; timing of turnaround and reliability projects and the impact thereof on operating rates and results; reliability of our plants, including the impacts thereon; global fertilizer industry conditions, including the strength, drivers and duration thereof; planting season strength, farm economics and nitrogen fertilizer pricing and demand, including the drivers thereof; Partnership focus; shipments of nitrogen fertilizer; nitrogen fertilizer demand; realized gate prices for ammonia and UAN; ammonia production levels, including volumes upgraded to other fertilizer products such as UAN; Section 45Q credits and future payments arising under the 45Q Transaction (if any), including the amount, timing and receipt thereof; distributions, including the timing, payment and amount (if any) thereof; our evaluation of opportunities to reduce our carbon footprint; continued safe and reliable operations; operating performance, finished product pricing, costs and capital expenditures, including management thereof; cash flow, use of cash and reserves; EBITDA and Adjusted EBITDA; weather conditions, including the impact thereof on our business; natural gas and global energy costs; exports; CVR Energy, Inc.’s consideration of a potential spin-off of the interests it owns in CVR Partners and the nitrogen fertilizer business; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including (among others) the rate of any economic improvement, impacts of the planting season on our business, the health and economic effects of COVID-19 and any variants thereof, general economic and business conditions and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other Securities and Exchange Commission (“SEC”) filings. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Partners disclaims any intention or obligation to update publicly or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Partners, LP
Headquartered in Sugar Land, Texas, CVR Partners, LP is a Delaware limited partnership focused on the production, marketing and distribution of nitrogen fertilizer products. It primarily produces urea ammonium nitrate (UAN) and ammonia, which are predominantly used by farmers to improve the yield and quality of their crops. CVR Partners’ Coffeyville, Kansas, nitrogen fertilizer manufacturing facility includes a 1,300 ton-per-day ammonia unit, a 3,100 ton-per-day UAN unit and a dual-train gasifier complex having a capacity of 89 million standard cubic feet per day of hydrogen. CVR Partners’ East Dubuque, Illinois, nitrogen fertilizer manufacturing facility includes a 1,075 ton-per-day ammonia unit and a 950 ton-per-day UAN unit.

Investors and others should note that CVR Partners may announce material information using SEC filings, press releases, public conference calls, webcasts, and the Investor Relations page of its website. CVR Partners may use these channels to distribute material information about the Partnership and to communicate important information about the Partnership, corporate initiatives and other matters. Information that CVR Partners posts on its website could be deemed material; therefore, CVR Partners encourages investors, the media, its customers, business partners and others interested in the Partnership to review the information posted on its website.

For further information, please contact:

Investor Relations
Richard Roberts
CVR Partners, LP
(281) 207-3205
InvestorRelations@CVRPartners.com

Media Relations
Brandee Stephens
CVR Partners, LP
(281) 207-3516
MediaRelations@CVRPartners.com

Non-GAAP Measures

Our management uses certain non-GAAP performance measures, and reconciliations to those measures, to evaluate current and past performance and prospects for the future to supplement our financial information presented in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are important factors in assessing our operating results and profitability and include the performance and liquidity measures defined below.

The following are non-GAAP measures we present for the period ended March 31, 2023:

EBITDA - Net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense.

Adjusted EBITDA - EBITDA adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends.

Reconciliation of Net Cash Provided By Operating Activities to EBITDA - Net cash provided by operating activities reduced by (i) interest expense, net, (ii) income tax expense (benefit), (iii) change in working capital, and (iv) other non-cash adjustments.

Available Cash for Distribution - EBITDA for the quarter excluding non-cash income or expense items (if any), for which adjustment is deemed necessary or appropriate by the Board in its sole discretion, less (i) reserves for maintenance capital expenditures, debt service and other contractual obligations, and (ii) reserves for future operating or capital needs (if any), in each case, that the Board deems necessary or appropriate in its sole discretion. Available cash for distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the Board.

We present these measures because we believe they may help investors, analysts, lenders, and ratings agencies analyze our results of operations and liquidity in conjunction with our GAAP results, including, but not limited to, our operating performance as compared to other publicly traded companies in the fertilizer industry, without regard to historical cost basis or financing methods, and our ability to incur and service debt and fund capital expenditures. Non-GAAP measures have important limitations as analytical tools because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable GAAP financial measures. Refer to the “Non-GAAP Reconciliations” included herein for reconciliation of these amounts. Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document.

CVR Partners, LP
(all information in this release is unaudited)

Consolidated Statement of Operations Data

	Three Months Ended March 31,
(in thousands, except per unit data)	2023	2022
Net sales (1)	$226,261	$222,873
Operating costs and expenses:
Cost of materials and other	36,579	30,246
Direct operating expenses (exclusive of depreciation and amortization)	57,543	60,318
Depreciation and amortization	15,211	19,465
Cost of sales	109,333	110,029
Selling, general and administrative expenses	7,384	8,744
Loss on asset disposal	192	173
Operating income	109,352	103,927
Other (expense) income:
Interest expense, net	(7,173)	(10,036)
Other (expense) income, net	(265)	28
Income before income tax expense	101,914	93,919
Income tax expense	44	258
Net income	$101,870	$93,661

Basic and diluted earnings per common unit	$9.64	$8.78
Distributions declared per common unit	10.05	5.24

EBITDA*	$124,298	$123,420
Available Cash for Distribution*	110,293	23,835

Weighted-average common units outstanding:
Basic and Diluted	10,570	10,665

*See “Non-GAAP Reconciliations” section below for a reconciliation of these amounts.
(1)    Below are the components of net sales:

	Three Months Ended March 31,
(in thousands)	2023	2022
Components of net sales:
Fertilizer sales	$210,010	$210,841
Freight in revenue	10,936	9,214
Other	5,315	2,818
Total net sales	$226,261	$222,873

Selected Balance Sheet Data

(in thousands)	March 31, 2023	December 31, 2022
Cash and cash equivalents	$121,363	$86,339
Working capital	157,308	139,647
Total assets	1,116,279	1,100,402
Total debt, including current portion	546,924	546,800
Total liabilities	713,579	688,591
Total partners’ capital	402,700	411,811

Selected Cash Flow Data

	Three Months Ended March 31,
(in thousands)	2023	2022
Net cash flow provided by (used in):
Operating activities	$130,443	$166,927
Investing activities	15,562	(7,899)
Financing activities	(110,981)	(134,197)
Net increase in cash and cash equivalents	$35,024	$24,831

Capital Expenditures

	Three Months Ended March 31,
(in thousands)	2023	2022
Maintenance	$3,500	$5,128
Growth	25	521
Total capital expenditures	$3,525	$5,649

Key Operating Data

Ammonia Utilization (1)
	Three Months Ended March 31,
(percent of capacity utilization)	2023	2022
Consolidated	105%	88%

(1)Reflects our ammonia utilization rates on a consolidated basis and at each of our facilities. Utilization is an important measure used by management to assess operational output at each of the Partnership’s facilities. Utilization is calculated as actual tons produced divided by capacity. We present our utilization for the three months ended March 31, 2023 and 2022 and take into account the impact of our current turnaround cycles on any specific period. Additionally, we present utilization solely on ammonia production rather than each nitrogen product as it provides a comparative baseline against industry peers and eliminates the disparity of plant configurations for upgrade of ammonia into other nitrogen products. With our efforts being primarily focused on ammonia upgrade capabilities, this measure provides a meaningful view of how well we operate.

Sales and Production Data

	Three Months Ended March 31,
	2023	2022
Consolidated sales (thousand tons):
Ammonia	42	40
UAN	359	322

Consolidated product pricing at gate (dollars per ton): (1)
Ammonia	$888	$1,055
UAN	457	496

Consolidated production volume (thousand tons):
Ammonia (gross produced) (2)	224	187
Ammonia (net available for sale) (2)	62	52
UAN	366	317

Feedstock:
Petroleum coke used in production (thousand tons)	131	108
Petroleum coke used in production (dollars per ton)	$77.24	$56.46
Natural gas used in production (thousands of MMBtu) (3)	2,102	1,761
Natural gas used in production (dollars per MMBtu) (3)	$5.76	$5.54
Natural gas in cost of materials and other (thousands of MMBtu) (3)	1,315	1,528
Natural gas in cost of materials and other (dollars per MMBtu) (3)	$7.79	$5.62

(1)Product pricing at gate represents sales less freight revenue divided by product sales volume in tons and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.
(2)Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into other fertilizer products. Net tons available for sale represent ammonia available for sale that was not upgraded into other fertilizer products.
(3)The feedstock natural gas shown above does not include natural gas used for fuel. The cost of fuel natural gas is included in direct operating expense.

Key Market Indicators

	Three Months Ended March 31,
	2023	2022
Ammonia — Southern plains (dollars per ton)	$739	$1,277
Ammonia — Corn belt (dollars per ton)	894	1,376
UAN — Corn belt (dollars per ton)	373	615

Natural gas NYMEX (dollars per MMBtu)	$2.76	$4.59

Q2 2023 Outlook

The table below summarizes our outlook for certain operational statistics and financial information for the second quarter of 2023. See “Forward-Looking Statements” above.

	Q2 2023
	Low	High
Ammonia utilization rates
Consolidated	95%	100%
Coffeyville Facility	95%	100%
East Dubuque Facility	95%	100%

Direct operating expenses (in millions) (1)	$50	$55
Capital expenditures (in millions) (2)	$7	$12

(1)Direct operating expenses are shown exclusive of depreciation and amortization, turnaround expenses, and impacts of inventory adjustments.
(2)Capital expenditures are disclosed on an accrual basis.

Non-GAAP Reconciliations:

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
(in thousands)	2023		2022
Net income	$101,870	0	$93,661
Interest expense, net	7,173		10,036
Income tax expense	44		258
Depreciation and amortization	15,211		19,465
EBITDA and Adjusted EBITDA	$124,298		$123,420

Reconciliation of Net Cash Provided By Operating Activities to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
(in thousands)	2023	2022
Net cash provided by operating activities	$130,443	$166,927
Non-cash items:
Loss on extinguishment of debt	—	(628)
Share-based compensation	(1,933)	(12,074)
Other	(502)	(613)
Adjustments:
Interest expense, net	7,173	10,036
Income tax expense	44	258
Change in assets and liabilities	(10,927)	(40,486)
EBITDA and Adjusted EBITDA	$124,298	$123,420

Reconciliation of EBITDA to Available Cash for Distribution

	Three Months Ended March 31,
(in thousands)	2023	2022
EBITDA	$124,298	$123,420
Current (reserves) adjustments for amounts related to:
Net cash interest expense (excluding capitalized interest)	(8,466)	(9,334)
Debt service	—	(65,000)
Financing fees	—	(815)
Maintenance capital expenditures	(3,500)	(5,128)
Utility pass-through	(675)	(675)
Common units repurchased	—	(12,397)
Net cash proceeds from the 45Q Transaction	18,052	—
Other (reserves) releases:
Reserve for recapture of prior negative available cash	—	—
Future turnaround	(3,166)	(6,875)
Reserve for maintenance capital expenditures	(16,250)	639
Available Cash for distribution (1) (2)	$110,293	$23,835

Common units outstanding	10,570	10,570

(1)Amount represents the cumulative available cash based on quarter-to-date and year-to-date results. However, available cash for distribution is calculated quarterly, with distributions (if any) being paid in the period following declaration.
(2)The Partnership declared and paid a $10.50 cash distribution related to the fourth quarter of 2022 and declared a cash distribution of $10.43 per common unit related to the first quarter of 2023 to be paid in May 2023.